Exhibit 99.1

STONEMOR INC. ANNOUNCES DATE OF CONFERENCE CALL AND WEBCAST TO DISCUSS 2020 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Bensalem, PA – March 4, 2021 – StoneMor Inc. (NYSE: STON), a leading owner and operator of cemeteries and funeral homes, today announced that it expects to release full 2020 fourth quarter and full year financial results on Tuesday, March 23, 2021 after the market closes.  In connection with this announcement, StoneMor plans to hold a conference call to discuss its results later that day at 4:30 p.m. eastern time.

This conference call can be accessed by calling (877) 308-6987.  No reservation number is necessary; however, due to the on-going pandemic, it is advised that interested parties access the call-in number 5 to 10 minutes prior to the scheduled start time to avoid delays.  StoneMor will also host a live webcast of this conference call.  Investors may access the live webcast via the Investors page of the StoneMor website www.stonemor.com under Events & Presentations.

Joe Redling, StoneMor’s President and Chief Executive Officer said, “Fourth quarter 2020 proved to be another strong quarter that capped an exceptional year for StoneMor.  I’m very proud of the way our team has weathered the pandemic and the large disruptions to our business brought about by Covid-19.  These coronavirus related aberrations began in the first quarter where a strong start to the year was overshadowed by sudden and immediate lockdowns.  Since April, our team has regrouped and recalibrated, pulling together some of the best performance in Company history.

It’s important to note that all of this happened while we were initiating and executing on multiple turnaround initiatives and strategic objectives.  Some select examples include divesting most of our west coast operations (with the handful remaining expected to be completed in 2021), executing large corporate overhead cost reduction initiatives and outsourcing most of our maintenance operations.  Through the aforementioned examples (plus many more not listed), we were able to delever our balance sheet, increase sales, and materially decrease costs.  We now have a sustainable and strong foundation that is built to last and will provide a platform for StoneMor to build upon in the years to come.

During the fourth quarter, we experienced double digit year-over-year growth in cemetery sales production, marking a full year of consecutive quarterly cemetery sales production growth versus the prior year, and we see that momentum continuing into the first quarter of 2021.   We look forward to sharing more financial information in a few weeks when we release our fourth quarter and full 2020 financial results.”

“With the continued strong performance on both sales production and our cost reduction initiatives, along with the current capital market conditions, we have begun exploring refinancing options that would make sense for the Company and its future,” said Jeff DiGiovanni, StoneMor’s Senior Vice President and Chief Financial Officer. “We expect that any refinancing would reduce interest rates, while providing capital, financial flexibility and opportunities for the growth phase of our transformation process.”

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 318 cemeteries and 88 funeral homes in 27 states and Puerto Rico.

StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the anticipated dates for release of earnings and the related earnings call, completion of additional divestitures and debt refinancing plans, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause the actual timing of the release of earnings and the related earnings call to vary from those stated or implied in this press release. StoneMor’s major risks that may impact such timing are related to uncertainties associated with current business and economic disruptions resulting from the COVID-19 pandemic, including the effect of government regulations issued in connection therewith.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438

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